Exhibit 10.2

GUARANTEE AND SECURITY AGREEMENT

GUARANTEE AND SECURITY AGREEMENT, dated as of March 27, 2026 (as amended, modified or supplemented from time to time, this “Agreement”), made by ARES SPORTS, MEDIA AND ENTERTAINMENT OPPORTUNITIES LP, as guarantor and as grantor (the “Guarantor”), for the benefit of THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (“BNY”), in its capacity as collateral agent (the “Collateral Agent”) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION in its capacity as administrative agent for the Lenders (as defined in the Loan and Security Agreement (as defined below)) (the “Administrative Agent”), on behalf of the Secured Parties (as defined in the Loan and Security Agreement (as defined below)) (together with their successors and assigns in such capacities under the Loan Documents, the “Beneficiaries”).

WITNESSETH:

WHEREAS, the Guarantor understands that the Collateral Agent and the Administrative Agent has entered into that certain Loan and Security Agreement, dated as of the date hereof (the “Loan and Security Agreement”), among ASME O HOLDINGS I FINCO LLC, ASME O HOLDINGS II FINCO LLC and ASME O HOLDINGS III FINCO LLC (collectively, the “Companies”), ARES SPORTS, MEDIA AND ENTERTAINMENT OPPORTUNITIES LP, as servicer, the Lenders party thereto, the Collateral Agent, THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, in its capacities as collateral administrator and as securities intermediary and the Administrative Agent;

WHEREAS, the Guarantor is an indirect parent of the Companies;

WHEREAS, it is a condition precedent to the effectiveness of the Loan and Security Agreement and the transactions contemplated thereunder that the Guarantor shall have executed and delivered this Agreement; and

WHEREAS, the Guarantor will directly and indirectly benefit from the consummation of the transactions contemplated by the Loan and Security Agreement and, accordingly, desires to execute this Agreement in order to satisfy the condition precedent set forth in the Loan and Security Agreement.

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby makes the following representations and warranties to the Beneficiaries and hereby covenants and agrees with the Beneficiaries as follows:

1.             Defined Terms. Except as otherwise defined herein (including in the recitals hereto), capitalized terms used herein and defined in the Loan and Security Agreement (as defined in the recitals hereto) shall be used herein as therein defined. Unless context indicates otherwise, any terms that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein or in the Loan and Security Agreement; provided that, to the extent that the UCC is used to define any term used herein and if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise specified. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.             Guaranty

(a)           Guarantee of Payment. The Guarantor hereby unconditionally and irrevocably guarantees payment to the Collateral Agent for the benefit of the Beneficiaries when due of any and all amounts payable to any Beneficiary by the Companies under the Loan Documents, and the satisfaction of the Secured Obligations of the Company and all other obligations and requirements by the Companies under the Loan Documents (collectively, the “Guaranteed Obligations”). Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to the Guaranteed Obligations that would be owed by the Companies to the Beneficiaries under the Loan and Security Agreement but for the fact that such Guaranteed Obligations are unenforceable or not allowable due to the existence of an insolvency proceeding involving any Company (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of any Company whether or not post-filing interest is allowed in such proceeding). The Guarantor further agrees that the Guaranteed Obligations may be increased, extended or renewed, in whole or in part, without notice or further assent from it, and it will remain bound upon this guarantee with respect to the outstanding Guaranteed Obligations from time to time notwithstanding any increase, extension or renewal of any Guaranteed Obligation (the “Guarantee”).

(b)           Continuing Guarantee. The liability of the Guarantor hereunder is primary (not as a surety), absolute and unconditional and is exclusive and independent of any security for or other guarantee of the obligations of the Companies, whether executed by the Guarantor or any other party and, except as set forth in the immediately succeeding sentence, the liability of the Guarantor hereunder shall not be discharged or impaired by (a) any direction as to application of payment by the Companies or by any other party, (b) any other continuing or other guarantee, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guarantee or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Company, (e) any payment made to any of the Beneficiaries in respect of the Secured Obligations which such Beneficiary repays the Companies pursuant to a court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any invalidity, irregularity, unenforceability or fraud in the inducement of all or any part of the Guaranteed Obligations or of any security therefor or (g) any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case by or against the Companies, or any change in the corporate existence, structure, ownership or control of the Companies (including any of the foregoing arising from any merger, consolidation, amalgamation, reorganization or similar transaction). The liability of the Guarantor hereunder shall be discharged upon payment in full of the Secured Obligations (other than contingent obligations that survive the termination of the Loan Documents); provided, that the Beneficiaries are able to retain all amounts received by them in repayment of the Secured Obligations without lien, encumbrance or stay of any kind).

(c)           Statute of Limitations; Limitation of Guarantee. Any payment by any Company or other circumstance that operates to toll any statute of limitations as to any Company shall operate to toll the statute of limitations as to the Guarantor. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount that can be guaranteed by the Guarantor under the Bankruptcy Code or any applicable laws relating to fraudulent conveyances, fraudulent transfers or the insolvency of debtors.

(d)           Recourse. The Guaranteed Obligations of the Guarantor set forth herein constitute the full recourse obligations of Guarantor in respect of the Guaranteed Obligations, enforceable against it to the full extent of all of its assets and properties, subject to the immediately succeeding paragraph. Without limiting the generality of the foregoing, the Guarantor agrees that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, Guaranteed Obligations are incurred or any Company shall fail to perform any Guaranteed Obligations, notwithstanding the recovery hereunder for or in respect of any given failure by such Company to perform any such Guaranteed Obligations, this Guarantee shall remain in force and effect and shall apply to each and every subsequent failure by any Company to perform, or any subsequent incurrence of, the Guaranteed Obligations.

Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, under Applicable Law or otherwise, neither the Collateral Agent nor any other Beneficiary shall have any Lien on, or shall have, seek or assert any recourse whatsoever against, any Specified Assets (as defined below) without the prior written consent of the applicable governmental authority, regulator, sports league or similar person (the “Specified Authority”). Except as set forth in this Section 2(d), no other provision of this Agreement shall prohibit or otherwise restrict the ability of the Collateral Agent or the Beneficiaries from exercising their respective rights and remedies under the Loan Documents with respect to the Companies, Parents or the Guarantor.

“Specified Assets” means any direct or indirect assets or property of the Guarantor as set forth on Schedule II hereto (as such schedule may be updated in accordance with Section 6.02(p)(iii) of the Loan and Security Agreement) with respect to which pledges thereon and security interests therein or recourse thereto are prohibited or restricted by or would result in a violation or invalidation of any rule, regulation, policy, agreement, consent or other arrangement with or of the applicable Specified Authority.

(e)           Payments.

(i)            To the extent any Guaranteed Obligation is due, the Guarantor shall make such payment to the Collateral Agent for the benefit of the Beneficiaries not later than 12:00 noon, New York time, on the third Business Day after a written notice thereof is delivered to such Guarantor or, if delivery of such a notice is stayed or otherwise prohibited by applicable law (including, without limitation, any bankruptcy, insolvency, moratorium or other similar laws of any jurisdiction affecting creditors rights generally), without notice or demand on the second day after the date such payment becomes due.

(ii)           The Guarantor shall make all payments hereunder in USD in immediately available funds delivered to the Collateral Agent for the benefit of the Beneficiaries prior to or on the date on which such payment is due, without setoff or counterclaim.

(f)            Modifications, Amendments and Extensions. The Beneficiaries may, pursuant to the terms of the Loan and Security Agreement, at any time and from time to time without the consent of, or notice to, the Guarantor, without incurring responsibility to the Guarantor, without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(i)            change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew or alter, any of the Secured Obligations (including any increase or decrease in the rate of interest thereon or the principal amount thereof) or any liability incurred directly or indirectly in respect thereof, and this Guarantee shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(ii)           take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(iii)          exercise or refrain from exercising any rights against any Company, any other guarantor, or any subsidiary thereof or otherwise act or refrain from acting or take or refrain from taking any action permitted to be taken by it pursuant to the Loan and Security Agreement following the occurrence of a Market Value Event;

(iv)          release or substitute any one or more endorsers, other guarantors, any Company or other obligors;

(v)           settle or compromise any of the Guaranteed Obligations or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, or subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Company to creditors of any Company other than the Beneficiaries (including, without limitation, the Collateral Agent, the Collateral Administrator and the Securities Intermediary);

(vi)          apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Company to the Beneficiaries pursuant to the Loan and Security Agreement regardless of what liabilities of the Companies remain unpaid;

(vii)         consent to or waive any breach of, or any act, omission or default under, the Loan and Security Agreement, or otherwise amend, modify or supplement the Companies’ obligations under the Loan and Security Agreement;

(viii)        act or fail to act in any manner referred to in this Guarantee that may deprive the Guarantor of its right to subrogation against any Company to recover full indemnity for any payments made pursuant to this Guarantee; or

(ix)          take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Guarantor from its liabilities under this Guarantee.

(g)           No Waiver of Rights. This Guarantee is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Collateral Agent in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights or remedies which the Collateral Agent would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances, or constitute a waiver of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. It is not necessary for the Beneficiaries to inquire into the capacity or powers of any Company or the officers, directors, partners or agents acting or purporting to act on their behalves, and any indebtedness made or created in reliance upon the professed exercise of such powers shall constitute Guaranteed Obligations.

(h)           Certain Waivers.

(i)            The Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Beneficiaries to: (i) proceed against any Company or any other party; (ii) prior to a Bankruptcy Event, proceed against, liquidate, sell or exhaust any security held from any Company in any particular manner or in any particular timeframe; (iii) following a Bankruptcy Event, proceed against, liquidate, sell or exhaust any security held from any Company or (iv) pursue any other remedy in the Beneficiaries’ power whatsoever. The Guarantor waives any defense based on or arising out of any defense of the Companies, affiliates of the Companies, any other guarantor or any other party other than payment in full in cash of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Company other than payment in full in cash of the Guaranteed Obligations.

(ii)           Except as otherwise expressly provided in this Guarantee, the Guarantor hereby waives (to the fullest extent permitted by applicable laws) notice of acceptance of this Guarantee and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Beneficiaries against, and any other notice to, any party liable thereon (including the Guarantor). The Guarantor assumes all responsibility for being and keeping itself informed of each Company’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Beneficiaries shall have no duty to advise the Guarantor of information known to them regarding such circumstances or risks.

(i)            Acknowledgment. Guarantor hereby acknowledges its obligation to indemnify CNB with respect to any contingent indemnification obligations under the loan documents of the Paid Off Facility that survive the termination of the Paid Off Facility. As used herein, “Paid Off Facility” means the financing facility provided by City National Bank, a national banking association (“CNB”) in connection with that certain Secured Promissory Note, dated as of February 18, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among, inter alios, the Companies as borrowers thereunder and CNB.

3.             Grant of Security Interest.

(a)           As collateral security for the prompt payment in full of the Secured Obligations, the Guarantor hereby pledges, mortgages, charges, assigns by way of security to the Collateral Agent and hereby grants a first priority continuing security interest in favor of the Collateral Agent in all of the Guarantor’s right, title and interest in, to and under all deposit accounts and securities accounts of the Guarantor, including each account as set forth on Schedule I hereto and any extensions or renewals thereof, if an account is one which may be extended or renewed, and any successor or substitute accounts (such account or accounts and any extensions or renewals being hereinafter called, individually, a “Collateral Account” and collectively, the “Collateral Accounts”), together with all of the Guarantor’s right, title and interest (whether now existing or hereafter created or arising) in and to (i) the Collateral Accounts, (ii) all sums or other property now or at any time hereafter on deposit therein, contained therein, credited thereto, or payable thereon (including all cash and cash equivalents), (iii) all proceeds and products thereof and (iv) all instruments, documents, certificates, and other writings evidencing the Collateral Accounts (collectively, the “Collateral”). For the avoidance of doubt, and notwithstanding the foregoing, the Collateral shall not include (A) any amounts that are properly withdrawn from the Collateral Accounts in accordance with Section 5(n) hereto, (B) any investment made by the Guarantor using, or any other assets or property purchased with, the proceeds of the assets or property described in the foregoing clause (A) (so long as such proceeds were properly withdrawn from the Collateral Accounts in accordance with Section 5(n) hereto), (B) the capital account of any Investor or the interest of any Investor in the Guarantor and (C) any proceeds of amounts described in the foregoing clauses (A) and (B). “Investor” means any Person that is admitted to the Guarantor as a member, shareholder, limited partner, general partner or other equity holder in accordance with the constituent documents of the Guarantor. For the avoidance of doubt, the Collateral is strictly limited to the Collateral Accounts.

(b)           Delivery and Other Perfection. In furtherance of the collateral arrangements contemplated herein, the Guarantor shall (1) Deliver to the Collateral Agent the Collateral hereunder as and when acquired by the Guarantor, (2) if any of the securities, monies or other property pledged by the Guarantor are received by it, forthwith take such action as is necessary to ensure the Collateral Agent’s continuing perfected security interest in such Collateral (including Delivering such securities, monies or other property to the Collateral Agent), and (3) upon the reasonable request of the Administrative Agent, deliver to the Administrative Agent, the Lenders and the Collateral Agent, at the expense of the Companies, legal opinions from Latham & Watkins LLP or other counsel reasonably acceptable to the Administrative Agent and the Lenders, as to the perfection and priority of the Collateral Agent’s security interest in any of the Collateral.

4.             Representations and Warranties.

The Guarantor hereby represents and warrants to the Beneficiaries as follows (which representations and warranties shall be deemed to be repeated on each day prior to the date on which all Guaranteed Obligations are repaid in full (other than contingent obligations that survive the termination of the Loan Documents)):

(a)           The Guarantor is a limited partnership validly existing and in good standing under the laws of the State of Delaware.

(b)           The Guarantor’s execution, delivery and performance of this Agreement are within the Guarantor's powers, have been duly authorized by all necessary limited partnership action and do not require any governmental, regulatory or other approval that, if not obtained would reasonably be expected to have a Material Adverse Effect.

(c)           The Guarantor’s execution, delivery and performance of this Agreement do not contravene or conflict with any provision of (i) any applicable law in any material respect, (ii) any judgment, decree or order in any material respect or (iii) the Guarantor’s organizational or constitutional documents.

(d)           This Agreement is a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors rights generally and the application of general principles of equity.

(e)           The Guarantor is not subject to any Adverse Proceeding.

(f)            The Guarantor has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(g)           The Guarantor is not required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(h)           The Guarantor is the legal and equitable owner of or has rights in each item of Collateral upon which it purports to grant a Lien hereunder and has good and valid title thereto, free and clear of any and all Liens, other than Permitted Liens.

(i)            No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by the Guarantor in favor of the Collateral Agent pursuant to this Agreement or other Loan Documents.

(j)            The Guarantor has no deposit accounts or securities accounts except for those set forth in Schedule I hereto; provided that Guarantor may add any new deposit or securities accounts in accordance with Section 5(m) below.

(k)            As of the date of this Agreement it is, and after giving effect to any Advance it will be, Solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors.

(i)            [Reserved].

(l)            The Guarantor is not in default under any other contract to which it is a party except where such default would not reasonably be expected to have a Material Adverse Effect

(m)            The Guarantor has complied in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Portfolio.

(n)           [Reserved].

(o)           [Reserved].

(p)           (i) No event of default or similar condition or event (however described) has occurred with respect to the Guarantor under any one or more agreements or instruments relating to Indebtedness in an aggregate amount in excess of $5,000,000 and (ii) the Guarantor has not defaulted in making any one or more payments in respect of any of its Indebtedness on the due date thereof in an aggregate amount exceeding $5,000,000.

(q)           Neither it nor any of its Subsidiaries and, with respect to clause (i), their respective directors or officers, nor, to its knowledge, any of its other Affiliates is (i) the subject or target of Sanctions; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns. It is in compliance with all applicable Sanctions and also in compliance with all applicable provisions of the PATRIOT Act.

5.            Covenants.

(a)           The Guarantor shall not (i) amend any of its constituent documents or (ii) amend any document to which it is a party, in each case in any manner that would reasonably be expected to materially and adversely affect the rights of the Beneficiaries in the Collateral, without, in each case, the prior written consent of the Administrative Agent.

(b)           The Guarantor shall comply in all material respects with all Anti-Corruption Laws and applicable Sanctions and shall maintain in effect (or cause to be maintained) and enforce policies and procedures designed to ensure compliance, in all material respects, by the Guarantor and its directors, managers, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(c)           The Guarantor shall not (A) permit the validity or effectiveness of this Agreement or any grant hereunder to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, any other Loan Document or the Advances, except as may be expressly permitted in the Loan Documents, (B) permit any Lien to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, in each case, other than Permitted Liens or (C) take any action that would cause the Lien of this Agreement not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except for Permitted Liens.

(d)           The Guarantor shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Guarantor (or by the Collateral Agent on behalf of the Guarantor) materially misleading or change its jurisdiction of organization, unless the Guarantor shall have given the Administrative Agent and the Collateral Agent at least 30 days prior written notice thereof (or such shorter period as agreed to by the Administrative Agent in writing (including via email) in its sole discretion), and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent and Administrative Agent together with written confirmation to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed).

(e)           The Guarantor shall comply with all Applicable Law (whether statutory, regulatory or otherwise), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(f)            The Guarantor shall not merge into or consolidate with any Person or dissolve, terminate or liquidate, in whole or in part, in each case, without the prior written consent of the Administrative Agent

(g)           Except for the security interest granted hereunder and as otherwise permitted hereunder, the Guarantor shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens), and the Guarantor shall defend the right, title, and interest of the Beneficiaries and the Lenders in and to the Collateral against all claims of third parties claiming through or under the Guarantor (other than Permitted Liens).

(h)           [Reserved].

(i)            The Guarantor shall give notice to the Administrative Agent and the Collateral Agent promptly in writing upon (and in no event later than five (5) Business Days after) the Guarantor obtaining actual knowledge (after due inquiry) of any material adverse claim asserted against any of the Collateral Accounts or any other Collateral.

(j)            The Guarantor shall from time to time execute and deliver all such supplements and amendments hereto (including any updates to Schedule I) and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary to secure the rights and remedies of the Beneficiaries hereunder and to grant more effectively all or any portion of the Collateral, maintain or preserve the security interest (and the priority thereof) of this Agreement or to carry out more effectively the purposes hereof, perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement, preserve and defend title to the Collateral and the rights therein of the Beneficiaries in the Collateral and the Collateral Agent against the claims of all Persons and parties, pay any and all Taxes levied or assessed upon all or any part of the Collateral or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest.

(k)            The Guarantor shall not act on behalf of a Sanctions Country or a Sanctioned Person.

(l)            The Guarantor shall obtain an Account Control Agreement with each bank or financial institution holding each of the Collateral Accounts.

(m)          The Guarantor shall not open any Collateral Account or deposit or securities account, as applicable, without prior notification to the Administrative Agent and promptly providing appropriate Account Control Agreements and each other instrument or agreement executed and delivered by the Guarantor granting or purporting to grant a Lien to the Collateral Agent for the benefit of the Beneficiaries in assets described therein as collateral security for the Secured Obligations (the “Collateral Documents”) to the Administrative Agent relating thereto which shall in any event occur on or before such deposit or securities account has been opened, as are reasonably acceptable to the Administrative Agent. In connection with any replacement of a Collateral Account, the Collateral Agent on behalf of the Beneficiaries is hereby authorized to release the Liens on such replaced account upon the execution of Collateral Documents relating to such replacement account.

(n)           Except as provided herein, the Guarantor may withdraw funds from its Collateral Accounts (or in the case of a securities account, other assets contained therein) at any time or from time to time, unless as at the time of such withdrawal or disbursement and after giving effect thereto a Market Value Event or an Event of Default has occurred and is continuing (unless, in each case, amounts withdrawn are to be paid in satisfaction of the Secured Obligations). Any withdrawal from a Collateral Account by the Guarantor (excluding any withdrawal resulting in a transfer of funds to another Collateral Account) shall be deemed a representation and warranty by the Guarantor that neither a Market Value Event or Event of Default has occurred. Upon the exercise of a notice of control after (i) a Market Value Event or a Control Event of Default (as defined below) has occurred and is continuing or (ii) the Administrative Agent has declared the Secured Obligations then outstanding to be due and payable pursuant to Article VII of the Loan and Security Agreement, pursuant to the terms of the applicable Account Control Agreement, the Guarantor irrevocably authorizes and directs the Collateral Agent on behalf of the Beneficiaries to charge from time to time the Collateral Accounts for Secured Obligations not paid. The Administrative Agent shall give Lead Company prompt notice of any action taken pursuant to this Section 5(n), but failure to give such notice shall not affect the validity of such action or give rise to any defense in favor of any Company with respect to such action.

(o)           The Guarantor irrevocably and unconditionally authorizes the Collateral Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming the Collateral Agent or its designee as secured party and the Guarantor as debtor, as the Collateral Agent may require, and including any other information with respect to the Guarantor or otherwise required by Article 9 of the UCC of such jurisdiction as the Administrative Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof.

(p)           The Guarantor shall promptly furnish to the Administrative Agent, and the Administrative Agent shall furnish to the Lenders, copies of the following financial statements, reports and information: (A) within 120 days after the end of each fiscal year of the Guarantor, commencing with fiscal year ended December 31, 2025, an annual report containing a consolidated statement of assets, liabilities, and capital as of the end of such fiscal year, and consolidated statements of operations and cash flows, for the year then ended, prepared in accordance with GAAP, all of which shall be accompanied by a report and an unqualified opinion by independent certified public accountants of recognized standing selected by Servicer; (B) within 60 days after the end of each of the first three quarters of each fiscal year of the Guarantor, commencing with fiscal quarter ending September 30, 2025, an unaudited financial report containing a consolidated statement of assets, liabilities, and capital, and consolidated statements of operations and cash flows, in each case, for the period then ended; provided, that the financial statements required to be delivered pursuant to this clause (B) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Guarantor’s quarterly report on Form 10-Q, shall be deemed delivered to the Administrative Agent on the date such documents are made so available and (C) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Lenders may reasonably request.

6.             Remedies, Etc.

(a)           The Collateral Agent, on behalf of the Beneficiaries and at the direction of the Administrative Agent, may (a) at any time after the occurrence and during the continuation of a Market Value Event or an Event of Default related to Section 7(a), Section 7(d), Section 7(e) or Section 7(m) of the Loan and Security Agreement (each, a “Control Event of Default”), or (b) after the Administrative Agent has, by notice to the Lead Company (with a copy to the Collateral Agent), declared the Secured Obligations then outstanding to be due and payable pursuant to Article VII of the Loan and Security Agreement do any of the following: (i) without prior notice to the Guarantor, notify any issuer of any investment property contained in a securities account, or any other Persons obligated on or related to the Collateral that the Beneficiaries have a security interest therein, and that payments shall be made directly to the Collateral Agent for the benefit of the Beneficiaries, (ii) without prior notice to the Guarantor, notify any depositary bank or securities intermediary under any Account Control Agreement that all property in the related securities accounts or deposit accounts shall be transferred directly to the Collateral Agent for the benefit of the Beneficiaries or that the Collateral Agent on behalf of the Beneficiaries is exercising any of its remedies with respect thereto, or (iii) upon the request of the Collateral Agent on behalf of the Beneficiaries and at the direction of the Administrative Agent, the Guarantor shall so notify such Persons. Once any such notice has been given to such Persons, so long as any Market Value Event or any Event of Default shall be continuing, the Guarantor shall not give any contrary instructions to such Persons without the Collateral Agent’s (on behalf of the Beneficiaries and at the direction of the Administrative Agent) prior written consent.

(b)           Following the declaration of the Advances then outstanding to be due and payable pursuant to Article VII of the Loan and Security Agreement, the Collateral Agent on behalf of the Beneficiaries and at the direction of the Administrative Agent shall (but only if and to the extent directed in writing by the Required Lenders) do any of the following:

(1)            Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent or its designee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent or a designee of the Collateral Agent (acting at the direction of the Required Lenders) may deem commercially reasonable. The Guarantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ prior notice to the Guarantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Collateral Agent or its designee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(2)            Transfer all or any part of the Collateral into the name of the Collateral Agent or a nominee thereof;

(3)            Enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(4)            Endorse any checks, drafts, or other writings in the Guarantor’s name to allow collection of the Collateral;

(5)            Take control of any proceeds of the Collateral;

(6)            Execute (in the name, place and stead of the Guarantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral; and/or

(7)            Perform such other acts as may be reasonably required to do to protect the Collateral Agent’s rights and interest hereunder.

7.             Collateral Agent

(a)           Collateral Agent Appointed Attorney-in-Fact. The Guarantor hereby appoints the Collateral Agent as the Guarantor’s attorney-in-fact (it being understood that the Collateral Agent shall not be deemed to have assumed any of the obligations of the Guarantor this appointment), with full authority in the place and stead of the Guarantor and in the name of the Guarantor, from time to time in the Collateral Agent’s discretion (exercised at the written direction of the Administrative Agent or the Required Lenders, as the case may be), after the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Agreement. The Guarantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this clause is irrevocable during the term of this Agreement and is coupled with an interest.

(b)           No Duty on the Part of Collateral Agent. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent. The Collateral Agent shall be accountable only for amounts it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible to any Guarantor for any act or failure to act hereunder, except for its own bad faith, gross negligence or willful misconduct.

(c)           Standard of Care; Collateral Agent Performance. The powers conferred on the Collateral Agent hereunder shall not impose any duty upon the Collateral Agent to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession, compliance with applicable law and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession with respect to any action it takes at the direction of the Beneficiaries, Lenders and/or or the Administrative Agent. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Guarantor or otherwise. If the Guarantor fails to perform any agreement contained herein, the Collateral Agent may (but shall have no obligation to) itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Guarantor pursuant to the terms of the Loan and Security Agreement.

(d)           Appointment Pursuant to the Loan and Security Agreement. The Collateral Agent is executing this Agreement solely as a “Collateral Agent” under the Loan and Security Agreement. All rights, privileges, protections and immunities in favor of the Collateral Agent under the Loan and Security Agreement are incorporated herein by reference. The Collateral Agent shall not have any liability relating to any action or inaction of any other parties pursuant to this Agreement.

8.             Miscellaneous

(a)           Fees and Expenses. The Guarantor hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Beneficiaries in connection with the enforcement of this Agreement (including, without limitation, the reasonable and documented fees and disbursements of counsel engaged by the Administrative Agent and the Collateral Agent).

(b)           Successors and Assigns. This Agreement shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Beneficiaries and their respective successors and permitted assigns under the Loan and Security Agreement. The Guarantor shall not assign this Agreement without the prior written consent of the Collateral Agent (acting at the direction of the Administrative Agent) and the Administrative Agent.

(c)           Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be provided in accordance with the Loan and Security Agreement (in the case of the Guarantor, at its address in its capacity as Servicer thereunder).

(d)           Reinstatement. If a claim is ever made upon the Beneficiaries for repayment or recovery of any amount or amounts received in payment or on account of any of the Secured Obligations and any Beneficiary repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such Beneficiary or any of its property or (b) any settlement or compromise of any such claim effected by such Beneficiary with any such claimant (including the Companies), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Companies, and the Guarantor shall be and remain liable to the Beneficiaries hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Beneficiaries.

(e)           Releases. At such time as the Secured Obligations shall have been paid in full in cash (other than contingent obligations that survive the termination of the Loan Documents), the guarantees provided hereunder shall be automatically released and the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations of the Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. At the request and sole expense of the Guarantor following any such termination, the Beneficiaries shall execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request to evidence such termination. In addition, if the Beneficiaries provide written notice to the Guarantor at any time prior to the repayment in full of the Secured Obligations that the obligations of the Guarantor hereunder are released, the obligations of the Guarantor hereunder shall thereupon be released without any further action by any party.

(f)            Governing Law; Jurisdiction; Service of Process; Venue.

(i)            THIS GUARANTEE SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

(ii)           TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS GUARANTEE, THE SUBJECT MATTER HEREOF, THE LOAN AND SECURITY AGREEMENT OR THE SUBJECT MATTER THEREOF OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. THE GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE BENEFICIARIES THAT THE PROVISIONS OF THIS SECTION 6(h) CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE BENEFICIARIES HAVE RELIED, ARE RELYING AND WILL RELY IN ACCEPTING THIS GUARANTEE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6(h) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(iii)          EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE, THE SUBJECT MATTER HEREOF, THE LOAN AND SECURITY AGREEMENT OR THE SUBJECT MATTER THEREOF OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(iv)          EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS GUARANTEE, THE SUBJECT MATTER HEREOF, THE LOAN AND SECURITY AGREEMENT OR THE SUBJECT MATTER THEREOF OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH AND AGREES THAT ANY SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE BROUGHT IN SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS GUARANTEE OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. THE GUARANTOR AGREES THAT ITS SUBMISSION TO JURISDICTION AND APPOINTMENT OF AN AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES IS MADE FOR THE EXPRESS BENEFIT OF THE BENEFICIARIES. FINAL JUDGMENT AGAINST THE GUARANTOR IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE GUARANTOR THEREIN DESCRIBED, OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT ANY BENEFICIARY MAY, AT ITS OPTION, BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE GUARANTOR OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OF AMERICA OR OF ANY COUNTRY OR PLACE WHERE THE GUARANTOR OR SUCH ASSETS MAY BE FOUND.

(g)           Counterparts. This Guarantee may be executed by the Guarantor and the Beneficiaries in several counterparts (including .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform), each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument. The words "delivery," "execution," "execute," "signed," "signature," and words of like import in or related to this Guarantee or any document to be signed in connection with this Guarantee and the transactions contemplated hereby shall be deemed to include electronic signatures which shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantor and the Beneficiaries; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Agreement in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. The Collateral Agent shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

(h)           No Setoff or Counterclaim. All payments made by the Guarantor hereunder will be made without setoff, counterclaim or other defense.

(i)            Withholding Tax Gross-Up. Any and all payments by or on account of any obligation of the Guarantor to the Beneficiaries shall be made free and clear of and without deduction for any Taxes, except as required by applicable law; provided, however, that if the Guarantor shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8(i) any Beneficiary receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions, and (iii) the Guarantor shall pay the full amount deducted to the relevant taxing authority in accordance with applicable law. For purposes of this Section 8(i), “Indemnified Taxes” shall mean any withholding taxes imposed on or with respect to amounts payable hereunder, other than (a) Taxes measured by net income (however denominated), franchise taxes, and branch profits Taxes, in each case imposed (i) imposed as a result of such Beneficiary being organized under the laws of, or having its principal office or, in the case of any Beneficiary, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) as a result of a present or former connection between such Beneficiary and the jurisdiction imposing such Tax (other than connections arising from such Beneficiary having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document, (b) Taxes attributable to the Beneficiary’s failure to provide tax documentation or certifications reasonably requested by Guarantor which would reduce or eliminate any such withholding Taxes, (c) any Taxes imposed under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, and any present or future regulations promulgated with respect thereto or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of such code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the foregoing and (d) any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Beneficiary with respect to an applicable interest in a Financing Commitment or Advance pursuant to a law in effect on the date on which (i) such Beneficiary acquires such interest in the Financing Commitment or Advance or (ii) such Beneficiary changes its lending office, except in each case to the extent that, pursuant to Section 3.03 of the Loan and Security Agreement, amounts with respect to such Taxes were payable either to such Beneficiary’s assignor immediately before such Beneficiary became a party hereto or to such Beneficiary immediately before it changed its lending office.

(j)            Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(k)           Headings. The headings in this Agreement are for purposes of reference only and shall not otherwise affect the meaning or construction of any provision of this Agreement.

(l)            BNY shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given or directions pursuant to this Agreement or any other Loan Document and delivered using Electronic Means; provided, however, that the Guarantor shall provide to BNY an incumbency certificate listing and the Administrative Agent shall provide to BNY a list, in each case, of officers with authority to provide such Instructions (“Authorized Officers”) and the incumbency certificate shall contain specimen signatures of such Authorized Officers, which incumbency certificate or list, as applicable, shall be amended by the Guarantor whenever a person is to be added or deleted from the listing. If the Guarantor or Administrative Agent elects to give BNY Instructions using Electronic Means and BNY in its discretion elects to act upon such Instructions, BNY’s understanding of such Instructions shall be deemed controlling. The Guarantor and the Administrative Agent understands and agrees that BNY cannot determine the identity of the actual sender of such Instructions and that BNY shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate or list, as applicable, provided to BNY have been sent by such Authorized Officer. The Guarantor and the Administrative Agent shall each be responsible for ensuring that only Authorized Officers transmit such Instructions to BNY and that the Guarantor and the Administrative Agent and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Guarantor and the Administrative Agent. BNY shall not be liable for any losses, costs or expenses arising directly or indirectly from BNY’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Guarantor and the Administrative Agent each agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to BNY including without limitation the risk of BNY acting on unauthorized Instructions and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to BNY and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Guarantor and the Administrative Agent as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify BNY immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by BNY, or another method or system specified by BNY as available for use in connection with its services hereunder.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be executed and delivered as of the date first above written.

ARES SPORTS, MEDIA AND ENTERTAINMENT OPPORTUNITIES LP,
as Guarantor

By:

By:	/s/ Matthew Jill
	Name:	Matthew Jill
	Title:	Vice President and Assistant Secretary

Accepted and Agreed to:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Robertson Abraham
	Name:	Robertson Abraham
	Title:	Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ James Greenfield
	Name:	James Greenfield
	Title:	Managing Director